Exhibit 99.1

Vera Therapeutics Provides Business Update and Reports Second Quarter 2026 Financial Results

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TRUTAKNA™ granted accelerated approval by U.S. Food and Drug Administration (FDA) in adult patients with primary IgA nephropathy (IgAN) at risk for disease progression.
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Alignment with FDA on earlier ORIGIN 3 final efficacy analysis to support potential full approval for TRUTAKNA in adults with IgAN; results expected in Q3 2026.
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Anticipated supplemental Biologics License Application (sBLA) submission to the FDA – expected in Q4 2026.

BRISBANE, Calif., August 10, 2026 – Vera Therapeutics, Inc. (Nasdaq: VERA), a commercial-stage biotechnology company, today reported its business highlights and financial results for the quarter ended June 30, 2026.

“The accelerated approval and commercial launch of TRUTAKNA represent transformative milestones for Vera Therapeutics and are the result of of years of hard work and dedication. We are extremely grateful to the patients, investigators, employees, and collaborators who have contributed to this moment,” said Marshall Fordyce, M.D., Founder and Chief Executive Officer of Vera Therapeutics. “We are thrilled that TRUTAKNA is available to eligible patients as the first and only therapy to inhibit both BAFF and APRIL in IgAN patients. We are focused on a successful U.S. launch of TRUTAKNA, and we continue to advance the ORIGIN 3 program in support of a potential full approval.”

“Our team has decades of experience commercializing innovative therapies, successfully launching multiple blockbusters and kidney therapies,” added Matt Skelton, Chief Commercial Officer of Vera Therapeutics. "Since receiving approval, our team has been promoting TRUTAKNA, and the early reception has been encouraging. We are laying the groundwork for long-term leadership in helping IgAN patients. We believe that the efficacy and safety profile of TRUTAKNA and the quality of our people will allow us to effectively serve nephrologists and IgAN patients in their treatment decisions.”

TRUTAKNA Launch Update

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TRUTAKNA positioned to address significant patient need as the first and only BAFF and APRIL inhibitor approved for IgAN. IgAN is a serious, progressive kidney disease driven by B-cell–mediated immune complex formation. TRUTAKNA is the first FDA-approved therapy to target both B-cell activating factor (BAFF) and A PRoliferation-Inducing Ligand (APRIL), the key upstream drivers of IgAN pathophysiology. There are approximately 160,000 diagnosed IgAN patients in the U.S., roughly ~75% of whom are commercially insured.
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Strong clinical profile positions TRUTAKNA as a potential foundational therapy in IgAN. The accelerated approval of TRUTAKNA was based on results from the ORIGIN Phase 3 trial, published in the New England Journal of Medicine in November 2025. At 36 weeks, TRUTAKNA demonstrated a 46% reduction from baseline and 42% reduction versus placebo in proteinuria, with consistent benefit across all prespecified subgroups.

TRUTAKNA-treated patients also showed a 68% reduction in galactose-deficient IgA1 (Gd-IgA1) and resolution of hematuria in 81% of patients with hematuria at baseline. TRUTAKNA was generally well tolerated, with no serious, severe, or opportunistic infections and no cases of hypogammaglobulinemia observed. In addition, there were no clinically significant effects of anti-drug antibodies on the pharmacokinetics, pharmacodynamics, safety, or efficacy of TRUTAKNA over the treatment period. TRUTAKNA is a once-weekly, at-home autoinjector, a desirable presentation for patients with proven success in other diseases.
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Experienced team executing on U.S. specialty launch. Vera Therapeutics has assembled an experienced cross-functional organization across sales, marketing, market access, patient support, and medical affairs with decades of experience in rare disease and kidney therapies. Eligible commercially insured patients may pay as little as $0 out of pocket through the TRUTAKNA TRU SUPPORT™ program.

Second Quarter 2026 and Recent Business Highlights

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Received FDA accelerated approval for TRUTAKNA to reduce proteinuria in adult patients with primary IgAN at risk for disease progression
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U.S. commercial launch of TRUTAKNA, the first and only available therapy that binds both BAFF and APRIL, is underway
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Aligned with the FDA on an earlier ORIGIN 3 final efficacy analysis to support potential full approval of TRUTAKNA in adults with IgAN
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Announced the appointment of Nancy Boman, M.D., Ph.D. as Chief Regulatory Officer of Vera Therapeutics, succeeding William Turner, effective upon his retirement and transition to the role of Strategic Advisor in the third quarter of 2026
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TRUTAKNA extended dose range finding study enrollment complete

Anticipated Upcoming Milestones

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Final efficacy analysis from the ORIGIN 3 trial expected in Q3 2026
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Anticipated sBLA submission to the FDA expected in Q4 2026
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Additional PIONEER clinical results expected in Q4 2026
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Potential full approval of TRUTAKNA in IgAN expected in 2027

Financial Results for the Quarter Ended June 30, 2026

For the quarter ended June 30, 2026, Vera Therapeutics reported a net loss of $109.5 million, or a net loss per share of $1.52, compared to a net loss of $76.5 million, or a net loss per share of $1.20, for the quarter ended June 30, 2025.

During the six months ended June 30, 2026, net cash used in operating activities was $206.8 million, compared to $109.2 million for the quarter ended June 30, 2025.

Vera Therapeutics reported $499.2 million in cash, cash equivalents, and marketable securities as of June 30, 2026, plus up to $425 million available under its debt facility, subject to the satisfaction of certain conditions.

About IgAN

IgAN is a serious, progressive, immune-mediated kidney disease and a leading cause of chronic kidney disease and kidney failure worldwide.2,3Approximately 2.5 adults per 100,000 worldwide are diagnosed with IgAN each year, most often between 30 and 40 years of age.4,5 Over time, IgAN can lead to irreversible kidney damage and may ultimately require dialysis or kidney transplantation. At least 50% of patients may progress to kidney failure or death within 10 to 20 years of diagnosis.3

About TRUTAKNA (atacicept-vymj)

TRUTAKNA, a BAFF and APRIL inhibitor, is a soluble recombinant fusion protein containing the human transmembrane activator and calcium-modulating cyclophilin ligand interactor (TACI) receptor that binds to the cytokines BAFF and APRIL.1 BAFF and APRIL are key cytokines that activate B cells and drive IgAN pathophysiology. In IgAN, activated B cells produce both the antigen and associated antibodies that result in the production of damaging IgA immune complexes. The overlapping roles of BAFF and APRIL in activating B cells support the potential for TRUTAKNA as a disease-modifying therapy.2 TRUTAKNA is self-administered as an at-home, small-volume (1ml), 150mg once-weekly autoinjector.

Indication

TRUTAKNA (atacicept-vymj) is indicated to reduce proteinuria in adults with primary immunoglobulin A nephropathy (IgAN) at risk for disease progression.

This indication is approved under accelerated approval based on reduction of proteinuria. It has not been established whether TRUTAKNA slows kidney function decline over the long-term in patients with IgAN. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory clinical trial.

Important Safety Information

Contraindications: TRUTAKNA is contraindicated in patients with serious hypersensitivity to atacicept-vymj or any excipients of TRUTAKNA.

Warnings and Precautions

Immunosuppression and Increased Risk of Infections: TRUTAKNA suppresses the immune system by reducing antibody production, which may increase the risk of infections. Patients with chronic infection or recurring infections may have an increased risk of serious infection. In clinical trials, infections were reported in 32% of TRUTAKNA patients compared with 28% of placebo patients.

Before initiating TRUTAKNA, assess patients for active infections. Delay TRUTAKNA administration in patients with active infection until the infection resolves or is adequately treated. Monitor patients for signs and symptoms of infection during treatment with TRUTAKNA. If a serious infection develops, consider interrupting TRUTAKNA until the infection is controlled.

The concomitant use of TRUTAKNA and other immune-modulating therapies has not been evaluated. Concomitant use of TRUTAKNA with drugs that affect the immune system, including systemic corticosteroids, may increase the risk of infection.

Immunosuppression and Immunization Risk: TRUTAKNA may interfere with the immune response to vaccines and increase the risk of infection from live vaccines. Prior to initiating treatment with TRUTAKNA, complete all age-appropriate immunizations. Live vaccines are not recommended within 30 days prior to initiation or during treatment with TRUTAKNA as safety of coadministration has not been established.

Adverse Reactions: The most common adverse reactions (≥5%) in patients treated with TRUTAKNA and placebo, respectively, were infections (32% vs 28%) and local administration reactions (30% vs 5%). The most common infection was upper respiratory tract infection (12% vs 9%), and the most common local administration reactions were injection site reaction (19% vs 2%) and injection site erythema (6% vs 1%).

Use in Specific Populations

Pregnancy: Available data on TRUTAKNA used in pregnant women exposed during clinical trials are insufficient to evaluate for a drug-associated risk of major birth defects, miscarriage, or other adverse maternal or fetal outcomes.

Based on the mechanism of action, TRUTAKNA may cause immunosuppression in the in utero-exposed infant. Consider the potential clinical impact of TRUTAKNA exposure in infants exposed in utero. Pregnant women exposed to TRUTAKNA, or their healthcare provider, should report TRUTAKNA exposure by calling 1-833-633-8372.

Pediatric Use: The safety and effectiveness of TRUTAKNA in pediatric patients have not been established.

You may report side effects to the FDA at 1-800-FDA-1088 or www.fda.gov/medwatch. You may also report side effects to Vera Therapeutics at 1-833-MED-VERA or medinfo@veratx.com.

Please see full Prescribing Information for additional Important Safety Information.

TRUTAKNA TRU SUPPORT™ Patient Support Program

We are dedicated to ensuring that eligible IgAN patients can access the first approved therapy that targets both BAFF and APRIL. TRUTAKNA TRU SUPPORT, our patient support program, offers insurance coverage assistance, financial assistance options for eligible patients, and educational resources designed to support patient access and care. Eligible commercially insured patients may pay as little as $0 out of pocket through our copay assistance program. More information will be available on www.veratx.com.

About Vera Therapeutics

Vera Therapeutics is a commercial-stage biotechnology company focused on the pursuit of truth in science to transform medicine in autoimmune disease, starting with the kidney. Vera Therapeutics’ flagship commercial product is TRUTAKNA (atacicept-vymj), a BAFF and APRIL inhibitor indicated to reduce proteinuria in adults with primary IgA nephropathy at risk for disease progression.

Beyond IgAN, Vera Therapeutics is evaluating additional diseases where the reduction of autoantibodies through inhibition of BAFF and APRIL may prove clinically meaningful. Vera Therapeutics was founded in 2016 and is based in Brisbane, California. To learn more, visit www.veratx.com.

Forward-looking Statements

Statements contained in this press release regarding matters, events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the potential for the FDA to grant full approval to TRUTAKNA and the timing of such approval; the potential success of TRUTAKNA's U.S. commercial launch; the advancement of the ORIGIN 3 program; future reception to TRUTAKNA; Vera Therapeutics' ability for long-term leadership in IgAN; Vera Therapeutics' ability to effectively serve nephrologists and IgAN patients; TRUTAKNA's ability to address significant patient need and become a foundational therapy in IgAN; the number of patients impacted by IgAN in the U.S. and the percentage of those patients commercially insured; the potential out-of-pocket costs through the TRUTAKNA TRU SUPPORT™ program; the safety and efficacy profile of TRUTAKNA; the expected results and timing of the results of the ORIGIN 3 final efficacy analysis; the expected timing of sBLA submission to the FDA; the expected timing of additional PIONEER clinical results; and the plans, commitments, aspirations and goals under the caption “About Vera Therapeutics”. Words such as “anticipate,” “believe,” “expect,” “may,” “plan,” “potential,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the regulatory approval process, results of earlier clinical trials may not be obtained in later clinical trials, preliminary results may not be predictive of topline results, risks and uncertainties associated with Vera Therapeutics’ business in general, the impact of macroeconomic and geopolitical events, and the other risks described in Vera Therapeutics' filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

References

1. TRUTAKNA™ [Prescribing Information]. Brisbane, CA: Vera Therapeutics, Inc; July 2026.

2. Cheung CK, Barratt J, Liew A, Zhang H, Tesar V, Lafayette R. The role of BAFF and APRIL in IgA nephropathy: pathogenic mechanisms and targeted therapies. Front Nephrol. 2024;3:1346769. Published 2024 Feb 1. doi:10.3389/fneph.2023.1346769

3. Pitcher D, Braddon F, Hendry B, et al. Long-Term Outcomes in IgA Nephropathy. Clin J Am Soc Nephrol. 2023;18(6):727-738. doi:10.2215/CJN.0000000000000135

4. McGrogan A, Franssen CF, de Vries CS. The incidence of primary glomerulonephritis worldwide: a systematic review of the literature. Nephrol Dial Transplant. 2011;26(2):414-430. doi:10.1093/ndt/gfq665

5. Jarrick S, Lundberg S, Welander A, et al. Mortality in IgA Nephropathy: A Nationwide Population-Based Cohort Study. J Am Soc Nephrol. 2019;30(5):866-876. doi:10.1681/ASN.2018101017

6. Lafayette R, Barbour SJ, Brenner RM, et al. A Phase 3 Trial of Atacicept in Patients with IgA Nephropathy. N Engl J Med. 2026;394(7):647-657. doi:10.1056/NEJMoa2510198

For more information, please contact:

Investor Contact:

Joshua Qin

Vera Therapeutics

650-360-6978

ir@veratx.com

Media Contact:

Debra Charlesworth

Vera Therapeutics

415-854-8051

corporatecommunications@veratx.com

VERA THERAPEUTICS, INC.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$60,080	$58,195	$146,091	$99,473
General and administrative	52,410	21,946	91,531	37,862
Total operating expenses	112,490	80,141	237,622	137,335
Loss from operations	(112,490)	(80,141)	(237,622)	(137,335)
Other income, net	3,017	3,610	7,117	9,110
Net loss	$(109,473)	$(76,531)	$(230,505)	$(128,225)
Change in unrealized gain/loss on marketable securities	$(247)	$(127)	$(1,189)	$134
Comprehensive loss	$(109,720)	$(76,658)	$(231,694)	$(128,091)
Net loss per share attributable to common stockholders, basic and diluted	$(1.52)	$(1.20)	$(3.22)	$(2.01)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	71,838,008	63,789,303	71,658,300	63,730,756

VERA THERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands)

(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents and marketable securities	$499,161	$714,589
Prepaid expenses and other assets, current	28,332	14,294
Total current assets	527,493	728,883
Other assets, noncurrent	5,491	5,850
Total assets	$532,984	$734,733

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$14,573	$21,898
Accrued expenses and other liabilities, current	33,748	31,557
Total current liabilities	48,321	53,455
Long-term debt	75,228	74,838
Other liabilities, noncurrent	1,677	1,919
Total liabilities	125,226	130,212
Stockholders' equity
Common stock	72	71
Additional paid-in-capital	1,399,459	1,364,529
Accumulated other comprehensive (loss) income	(403)	786
Accumulated deficit	(991,370)	(760,865)
Total stockholders' equity	407,758	604,521
Total liabilities and stockholders' equity	$532,984	$734,733

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